Exhibit 99.5

Countrywide Home Loans Company Logo Here

Countrywide Home Loans
400 Countrywide Way, SV-44
Simi Valley, California  93065-6298
(805) 520-5100

Deutsche Bank National Trust Co.
1761 East St. Andrew Place
Santa Ana, CA  92705
Attn:  Alan Sueda
Re:  Harborview 2000-1

OFFICER'S CERTIFICATE

I, Joseph M. Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performances of the Servicer during the fiscal year ended February 28, 2001 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.


/s/  Joseph M. Candelario
Joseph M. Candelario
First Vice President
Compliance Officer
Loan Administration


April 11, 2001
Date